                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-31389), (No. 33-63612), (No. 33-83434), (No.
33-83436) and (No. 33-98068) and the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-33671) of Technology Solutions Company of our report dated March 30, 1999 appearing in the Technology Solutions Company Transition Report on Form 10-K for the transition period ended
December 31, 1998.





PricewaterhouseCoopers LLP

March 30, 1999
Chicago, Illinois



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